Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Entegra Financial Corp.

We consent to the incorporation by reference in the registration statement (No. 333-204575) on Form S-8 of Entegra Financial Corp. and Subsidiary of our reports dated March 15, 2016, with respect to the consolidated financial statements of Entegra Financial Corp. and Subsidiary, which reports appear in Entegra Financial Corp.’s 2015 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

March 15, 2016